DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
JUNE 30, 1998 AND DECEMBER 31, 1997

                                          June 30,       December 31,
                                            1998             1997
ASSETS

CASH AND CASH EQUIVALENTS                $  666,532      $   500,351
PROPERTY                                  5,843,795        5,986,304

OTHER ASSETS                                 41,219           30,926

TOTAL                                    $6,551,546       $6,517,581

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  293,215       $  257,666

PARTNERS' EQUITY:
     General Partners                       (27,083)         (27,068)
     Limited Partners                     6,285,414        6,286,983

  Total partners' equity                  6,258,331        6,259,915

TOTAL                                    $6,551,546       $6,517,581

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997


                                          June 30,          June 30,
                                           1998              1997
REVENUES:

Rental Income                            $  487,576        $  461,442
Interest                                      4,847             3,537
     Total revenues                         492,423           464,979

EXPENSES:

Operating Expenses                          261,831           250,053
General and Administrative                   32,614            29,821
     Total expenses                         294,445           279,874

INCOME BEFORE MINORITY INTEREST IN
 INCOME OF REAL ESTATE JOINT VENTURES       197,978           185,105

MINORITY INTEREST IN INCOME OF
 REAL ESTATE JOINT VENTURES                       0                 0

NET INCOME                                  197,978           185,105

AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  195,998        $  183,254
    General partners                          1,980             1,851

TOTAL                                    $  197,978        $  185,105

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     9.80        $     9.16


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                            June 30,         June 30,
                                             1998             1997

REVENUES:
Rental Income                            $  960,038        $  925,014
Interest                                      8,329             6,063
Total revenues                              968,367           931,077

EXPENSES:
Operating Expenses                          485,956           474,995
General and administrative                   79,955            74,857
Total expenses                              565,911           549,852

INCOME BEFORE MINORITY INTEREST IN
  INCOME OF REAL ESTATE JOINT VENTURES   $  402,456        $  381,225

MINORITY INTEREST IN INCOME OF REAL
  ESTATE JOINT VENTURES                           0                 0

NET INCOME                               $  402,456        $  402,456

AGGREGATE NET INCOME ALLOCATED TO:
 Limited partners                        $  398,431        $  377,413
 General partners                             4,025             3,812
TOTAL                                    $  402,456        $  381,225

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                          $19.92            $18.87

LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements (unaudited).


STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL


EQUITY AT DECEMBER 31, 1996           ($25,145)     $6,477,469   $6,452,324

NET INCOME                               3,812         377,413      381,225
DISTRIBUTIONS                           (3,536)       (350,000)    (353,536)

EQUITY AT JUNE 30, 1997               ($24,869)     $6,504,882   $6,480,013

EQUITY AT DECEMBER 31, 1997           ($27,068)     $6,286,983   $6,259,915

NET INCOME                               4,025         398,431      402,456
DISTRIBUTIONS                           (4,040)       (400,000)    (404,040)

EQUITY AT JUNE 30, 1998               ($27,083)     $6,285,414   $6,258,331


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                       June 30,           June 30,
                                        1998               1997
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 402,456          $ 381,225

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation and amortization       159,396            159,396

     Changes in assets and
      	liabilities:

     Increase in other assets            (10,293)           (19,676)
     Increase in liabilities              35,549              3,263

Net cash provided by
  operating activities                   587,108            524,208

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment     (16,887)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Distributions to partners             (404,040)          (353,536)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      166,181            170,672

CASH AND CASH EQUIVALENTS:

     At beginning of period              500,351            384,938
     At end of period                  $ 666,532          $ 555,610


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of June 30, 1998, and for the periods ended June 30, 1998, and 1997 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of June 30, 1998, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Parnterships, of which Dahn Corporation is the General Partner.

As of June 30, 1998, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,437,441
        Furniture and equipment                     7,594
        Total                                   8,339,285
        Less: Accumulated Depreciation        ( 2,495,490)
        Property - Net                       $  5,843,795

3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.